Exhibit 10.24

[***] = Omitted information is filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Lease Agreement

THIS INSTRUMENT IS A LEASE, dated as of March - 29, 2002, in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a building (the “Building”) known as Weymouth Woods Corporate Center located at 97 Libbey Industrial Parkway, Weymouth, Massachusetts.  The parties to this instrument hereby agree with each other as follows:

BASIC LEASE PROVISIONS

1.1           Introduction

The following sets forth basic data and, where appropriate, constitutes definitions of the terms hereinafter listed.

1.2           Basic Data

Landlord:      Libbey Park LLC

Landlord’s Original Address: c/o Campanelli Companies, One Campanelli Drive, Braintree, Massachusetts 02185

Tenant:          Abington Savings Bank, a Massachusetts corporation

Tenant’s Original Address:

Before the Commencement Date:     536 Washington Street, Abington, Massachusetts

From and After the Commencement Date: The Premises.

Building:       An approximately ninety-six thousand three hundred seventy-eight square foot (96,378 sq.ft.), four (4) story building at Weymouth Woods Corporate Center.

Basic Rent per square foot of the Premises Rentable Area per annum:

Year 1:	$	[***]
Year 2:	$	[***]
Year 3:	$	[***]
Year 4:	$	[***]
Year 5:	$	[***]
Year 6:	$	[***]
Year 7:	$	[***]
Year 8:	$	[***]
Year 9:	$	[***]
Year 10:	$	[***]

Basic Rent may be adjusted and/or abated pursuant to Sections 2.3, 3.2 and 12.1.

Premises Rentable Area: Approximately Thirty-Four Thousand Six Hundred Forty (34,640) square feet, comprised of a One Thousand Eight Hundred Forty-One (1,841) square foot space (“First Floor Space A”) and a Seven Thousand Seven Hundred Twenty-Four (7,724) square foot space (“First Floor Space B”) located on the 1st floor of the Building (subject to adjustment as provided in Section 2.4), and a twenty-five thousand seventy-five (25,075) square foot space (“Fourth Floor Space”) located on the 4th floor of the Building, as measured in accordance with the Measurement Method (subject to adjustment pursuant to Section 2.3).

Permitted Uses:            General office uses, and, upon the granting of the zoning relief referenced in Section 2.4 below, retail banking in the Premises and an automatic teller machine in the parking area on the Property, each in the location so identified in Exhibit B.

Parking Space:            One hundred seventy-three (173) spaces, of which four (4) shall be reserved spaces marked “Abington Savings Bank Reserved” using Landlord’s building standard signage in the location shown on Exhibit A-1, and one hundred sixty-nine (169) shall be non-reserved spaces in accordance with Section 2.2.a below, provided, however, there shall be deducted from the non-reserved spaces hereunder any spaces rendered unusable as a result of Tenant’s automatic teller machine in the parking area contemplated by Section 2.4 below.

Escalation Factor:      35.94%

Scheduled Completion Date: July 1, 2002 as to First Floor Space A and the Fourth Floor Space, and September 1, 2002 as to First Floor Space A and First Floor Space B (as adjusted in accordance with Section 4.2)

Initial Term: Ten (10) years, commencing on the Commencement Date and expiring at the close of the day which is the tenth anniversary of the Commencement Date, except that if the Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month in which such date shall fall.

Security Deposit: $[***], representing one (1) months’ average rent throughout the Term

Base Operating Expenses: Base Operating Expenses shall be the actual Operating Expenses for the Property for calendar year 2003 (provided that, if during any portion of calendar year 2003, less than 95% of the Building Rentable Area was occupied by tenants or if the Building was in operation for only a portion of such year, actual operating expenses incurred shall be reasonably extrapolated by Landlord to the estimated operational expenses that would have been incurred if the Building were in operation for the entire year and 95% occupied for such year, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Base Operating Expenses.

Base Taxes: Base Taxes shall be actual taxes for the Property for the period July 1, 2002 through June 30, 2003

Public Liability Insurance: $2,000,000 per occurrence (combined single limit) for property damage, personal injury or death.

Guarantor: Abington Bancorp., Inc., a Massachusetts bank holding company, pursuant to a Guarantee of Lease of even date and delivery herewith

1.3           Additional Definitions

Building Rentable Area:  Approximately 96,378 square feet measured in accordance with the Measurement Method.

Business Days:  All days except Sunday, New Year’s Day, Martin Luther King Day, Washington’s Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran’s Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday).

Commencement Date:  As defined in Section 4.1.

Default of Tenant:  As defined in Section 13.1.

Escalation Charges:  The amounts prescribed in Sections 8.1 and 9.2.

Landlord’s Work:  As defined in Section 4.2.

Measurement Method:  “Standard Method of Floor Measurement for Office Buildings,” effective January 1, 1987, approved by the Real Estate Board of New York, Inc. Without limitation, such computation includes common areas of the Building notwithstanding the fact that such common areas are not contained within the Premises.

Normal Business Hours:  As defined in Section 7.4.a.

Operating Expenses:  As determined in accordance with Section 9.1.

Operating Year:  As defined in Section 9.1.

Premises:  The portion of the Building as shown on Exhibit B annexed hereto.

Property:  The Building and the land parcels (as described in Exhibit A) on which it is located (including adjacent sidewalks).

Tax Year:  As defined in Section 8.1.

Taxes:  As determined in accordance with Section 8.1.

Tenant’s Delay:  As defined in Section 4.2.

Tenant’s Plans:  As defined in Section 4.2.

Tenant’s Removable Property:  As defined in Section 5.2.

Term of this Lease:  The Initial Term and any extension thereof in accordance with the provisions hereof.

ARTICLE II

PREMISES AND APPURTENANT RIGHTS

2.1           Lease of Premises

Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises.

2.2           Appurtenant Rights and Reservations

a.                                       Tenant shall have, as appurtenant to the Premises, (i) the non-exclusive right to use, and permit its invitees to use, in common with others, public or common lobbies, hallways, stairways, and elevators and common walkways necessary for access to the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.7 and to the right of Landlord to designate and change from time to time areas and facilities so to be used and (ii) one hundred sixty-four (164) parking spaces, of which one hundred sixty (160) spaces shall be on a non-exclusive, first-come, first-served basis, such spaces to be available in a surface level parking lot, and four (4) shall be reserved as set forth in Section 1.1 above.  In addition, five (5) of the visitor spaces for the Building shall be designated “Visitors Abington Savings Bank”. With respect to parking spaces, Landlord reserves the right to institute a tag or sticker system to monitor compliance by Tenant and others of use of the parking spaces.  Tenant shall comply with all rules and regulations set forth by Landlord from time to time regarding the parking area including, without limitation, rules and regulations regarding guest parking. Landlord shall have no obligation to police the parking area or to insure the safety of Tenant’s automobiles. The Premises shall be designated a non-smoking area and Tenant will comply, and cause its employees and invitees to comply, with Building regulations regarding non-smoking areas. Tenant shall also have, as appurtenant to the Premises, the right to install an emergency generator, at Tenant’s sole cost and expense and in accordance with the requirements of this Lease, in a location at the rear of the Property designated by Landlord, it being expressly understood that Tenant shall be responsible for obtaining all governmental permits and approvals required therefor.  Landlord shall cooperate with Tenant in the securing of such permits.

b.                                      Excepted and excluded from the Premises are the ceiling, floor and all perimeter walls of the Premises, except the inner surfaces thereof, but the entry doors to the

Premises are a part thereof; and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant’s use of the Premises) utility lines, pipes and the like, in, over and upon the Premises, provided that Landlord shall, if it is reasonably feasible, place such utility lines, pipes and the like behind the walls, above the ceilings and below the floor of the Premises.  Tenant shall install and maintain, as Landlord may require, proper access panels in any hung ceilings or walls as may be installed by Tenant following completion of the initial improvements to afford access to any facilities above the ceiling or within or behind the walls of the Premises.

c.                                     Landlord hereby grants to Tenant a license to use a portion of the roof of the Building in the location shown on Exhibit A-3 for the installation of a satellite dish or dishes to be used exclusively in the conduct of Tenant’s business in the Premises and not for lease or license to third parties, with conduits connecting such equipment to the Premises in a vertical chase mutually designated by Landlord and Tenant. Tenant shall install such equipment at its sole cost and expense, in accordance with the provisions of Section 5.2 of the Lease.  Tenant shall repair any damage to the roof caused by the installation, operation, or removal of Tenant’s equipment, compensate Landlord for any impairment of Landlord’s roof warranty resulting therefrom, and remove all such equipment at the end of the Term of this Lease. Landlord assumes no responsibility for interference in the operation to Tenant’s equipment caused by other telecommunications equipment installed elsewhere in or on the Building or elsewhere on the Property. The obligations of Tenant hereunder shall survive the expiration or termination of this Lease.

2.3                                 Adjustment to Premises Rentable Area

a.                                       Landlord shall, before the Commencement Date, obtain an exact measurement of the Premises in accordance with the Measurement Method. Such measurement shall be made by R&K Associates, Inc. (or other architect or engineer acceptable to Landlord) at the cost and expense of Landlord.

b.                                      If the Premises Rentable Area as so measured is more or less than the Premises Rentable Area as set forth in Section 1.2:

i.                                          Basic Rent shall, retroactively to the Commencement Date, be recomputed by multiplying the Basic Rent set forth in Section 1.2 by a fraction, the numerator of which shall be premises Rentable Area as determined by such measurement and the denominator of which shall be the Premises Rentable Area set forth in Section 1.2: and

ii.                                       The Escalation Factor shall be recomputed to be the percentage determined by dividing the Premises Rentable Area as determined by such measurement by 95% of Building Rentable Area.

Any payment due either party as a result of such recomputations shall, if due from Tenant, be paid within fifteen (15) days of such recomputation, or if due from Landlord, be credited against the first amounts of Basic Rent due after such recomputation.

c.                                       In the event of any adjustment pursuant to this Section, Landlord and Tenant shall promptly execute a written statement setting forth the recomputed Premises Rentable Area, Basic Rent and Escalation Factor.

2.4           Right to Delete Premises Rentable Area on the First Floor

Landlord, with cooperation from Tenant, hereby agrees to use diligent efforts to obtain from the Town of Weymouth the zoning relief required to install a retail banking area in the Premises, and an automatic teller machine in the parking area of the Property, each in the location so identified on Exhibit B. Landlord shall make application for such relief within thirty (30) days of the date of execution of this Lease, and shall deliver to Tenant and Tenant’s counsel prior written notice of, and the opportunity to participate in, any hearings in connection with such relief. In the event that Landlord is unable to obtain the zoning relief required for the retail banking area in the Premises (including the expiration of the appeal period therefrom) within nine (9) months after the date of execution of this Lease, Tenant shall have the right to delete from the Premises demised hereby the proposed retail area on the first floor so identified on Exhibit B, which right shall be exercised by written notice from Tenant to Landlord within thirty (30) days after the expiration of said nine (9) month period. Tenant shall not have the right to delete such space in the event that relief for the retail banking area is granted, but the automatic teller machine is not approved. Upon the granting of the required relief and the expiration of the appeal period therefrom, or the expiration of the notice period set forth in the foregoing sentence, the provisions of this Section 2.4 shall expire and have no further force or effect. The parties acknowledge that there shall be no additional rent payable with respect to the automatic teller machine or any area occupied by such automatic teller machine.

ARTICLE III

BASIC RENT

3.1           Basic Rent

a.                                       Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date as to First Floor Space A and the Fourth Floor Space, and, as to First Floor Space B, commencing on the date on which First Floor Space B is ready for occupancy in accordance with Section 4.2 below, without offset, abatement (except as provided in Article 12.1), deduction or demand, the Basic Rent. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord’s Original Address, or at such other place as Landlord shall from time to time designate by notice. Until notice of some other designation is given, Basic Rent and all other charges for which provision is herein made shall be paid by remittance payable to Landlord, at Landlord’s

Original Address, or at such other place as Landlord shall from time to time designate by notice. [***].

b.                                      Basic Rent for any partial month shall be prorated on a daily basis, and if the date for commencement thereof is a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from such date to the last day of the month in which such date occurs plus the installment of Basic Rent for the succeeding calendar month. In addition to any charges pursuant to Section 14.18, Tenant shall pay a late charge equal to 5% of the amount of any Basic Rent payment not paid within five (5) days of the due date thereof more than once in any calendar year.

c.                                       Payments under this Lease may be made by wire transfer in immediately available federal funds, to the account specified from time to time by written notice from Landlord to Tenant.

ARTICLE IV

TERM OF LEASE

4.1           Commencement Date

The Commencement Date shall be the later to occur of:

a.                                       The Scheduled Completion Date for First Floor Space A and the Fourth Floor Space; or

b.                                      The day following the date on which First Floor Space A and the Fourth Floor Space is ready for occupancy as provided in Section 4.2.

Notwithstanding the foregoing, if Tenant’s personnel shall occupy all or any part of the Premises for the conduct of its business before the Commencement Date as determined pursuant to the preceding sentence, such date of occupancy shall, for all purposes of this Lease, be the Commencement Date.

4.2           Preparation of the Premises

a.                                       Landlord and Tenant have approved the plans and specifications attached hereto as Exhibit C. Landlord shall exercise all reasonable efforts to complete the work (“Landlord’s Work”) as specified in the Plans necessary to prepare the Premises for Tenant’s occupancy in accordance with the schedule attached hereto as Exhibit D. If Landlord’s Work has not been substantially completed by the Scheduled Completion Date, this Lease shall nevertheless continue in full force and effect and Landlord shall continue to use diligent efforts to substantially complete Landlord’s Work. Landlord shall perform Landlord’s Work at its sole cost and expense. Any increase in the cost of Landlord’s Work resulting from a change by Tenant in any of the Plans after the date hereof shall be paid to Landlord 50% upon the date of execution of this Lease, and 50% upon substantial completion thereof as certified by R&K Associates. Tenant shall, if requested by Landlord, execute a work letter confirming such excess costs before the time Landlord shall be required to commence work. Landlord shall, at its expense, procure a certificate of occupancy or an equivalent use or occupancy permit issued by the local building inspector in connection with its construction obligations hereunder.

Landlord acknowledges that Tenant may elect to install improvements in the Premises in excess of Landlord’s Work set forth on Exhibit C, in light of the fact that the Premises are to become Tenant’s corporate headquarters. In the event that Tenant determines that Landlord’s cost for such additional work is not competitive, Tenant shall have the right to have such work performed with forces of its own choosing, provided that such work shall (i) not interfere with the remaining Landlord Work, (ii) be coordinated with the remaining Landlord Work in such a manner as to maintain harmonious labor relations and not cause any work stoppage or damage to the Premises or the Building (iii) not interfere with Building construction or operation, and (iv) be performed in compliance with the requirements of Section 5.2 below.

b.                                      The Premises shall be deemed ready for occupancy on the first day as of which:

i.                                          Landlord’s Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant’s use of the Premises (i.e., so-called “punch list” items), and

ii.                                       Tenant has been given notice of the date that Landlord’s Work was or will be completed, such notice to be given by Landlord to Tenant at least two (2) weeks’ before the anticipated date of completion. The determination as to whether the Premises are ready for occupancy shall be made by R&K Associates, Inc. and shall be conclusive and binding on Landlord and Tenant. Landlord shall complete as soon as conditions permit all “punch list” items and Tenant shall afford Landlord access to the Premises for such purposes. All telephone installation in the Premises shall be the responsibility of the Tenant. Failure or delay of such installation shall not delay the above completion date.

Landlord shall permit Tenant access to the Premises for the purpose of allowing Tenant or its contractors to install fixtures and wiring for security, data and telephone services when such access may be provided without material interference with the remaining Landlord Work provided that any such work to be performed by Tenant or its contractor’s during such period shall (i) not interfere with the remaining Landlord Work, (ii) be coordinated with the remaining Landlord Work in such a manner as to maintain harmonious labor relations and not cause any work stoppage or damage to the Premises or the Building, (iii) not interfere with Building construction or operation, and be performed in compliance with the requirements of Section 5.2 below.

c.                                       Tenant agrees not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building pursuant to arrangements with Landlord.

d.                                      If a delay shall occur in the date the Premises are ready for occupancy pursuant to paragraph (b) as the result of any of the following (a “Tenant’s Delay”):

i.                                          Any request by Tenant that Landlord delay in the commencement or completion of Landlord’s Work for any reason;

ii.                                       Any change by Tenant in any of the Landlord’s Work that, in Landlord’s reasonable judgment, causes a delay in Landlord’s completion of Landlord’s Work;

iii.                                    Any other act or omission of Tenant or its officers, agents, servants or contractors, including without limitation;

iv.                                   Any reasonably necessary displacement of any of Landlord’s Work from its place in Landlord’s construction schedule resulting from any of the causes for delay referred to in clauses i., ii., and iii. of this paragraph and the fitting of such Work back into such schedule; or

v.                                      Any act or omission of Tenant in violation of paragraph (c) above;

then Tenant shall, from time to time, and within ten (10) days after demand therefor (accompanied by reasonable documentation from Landlord as to the basis for the Tenant Delay), pay the Landlord as an additional charge for each day of such delay equal to the amount of Basic Rent, Escalation Charges and other charges that would have been payable hereunder had the Commencement Date occurred before such delay.  Tenant also shall pay to Landlord within ten (10) days of invoice therefor, any additional costs incurred by Landlord in completing the work to the extent that such costs are reasonably attributable to Tenant’s Delay.

e.                                       If, as a result of Tenant’s Delay(s), Landlord’s Work is delayed in the aggregate for more than one hundred eighty (180) days, Landlord may (but shall not be required to) at any time thereafter terminate this Lease by giving written notice of such termination to Tenant and thereupon this Lease shall terminate without further liability or obligation on the part of either party except that Tenant shall pay to Landlord the cost theretofore incurred by Landlord in performing Landlord’s Work.

4.3          Conclusiveness of Landlord’s Performance; Warranties

Except to the extent to which Tenant shall have given Landlord written notice, not later than the end of the second full calendar month next beginning after the Commencement Date, of respects in which Landlord has not performed Landlord’s Work, Tenant shall be deemed to have acknowledged that all Landlord’s Work has been completed to Tenant’s satisfaction and that Tenant has waived any claim that Landlord has failed to perform any of Landlord’s Work.  Landlord shall correct any defects due to faulty workmanship or materials in Landlord’s Work, provided Tenant shall have given written notice of such defects to Landlord before the second anniversary of the Commencement Date.  From and after the expiration of such twenty-four (24) month period, (a) Tenant shall be entitled to the benefit of any applicable warranties obtained by Landlord from third parties with respect to Landlord’s Work provided that Tenant shall be solely responsible for enforcing such warranties directly against the party providing the same, and (b) Landlord shall continue to be obligated to make any repair as to which Tenant has notified Landlord within said twenty-four (24) month period which has not been properly completed.  To the extent that portions of the Premises are delivered to Tenant at different times, the respective two-month and twenty-four month periods set forth herein shall be deemed to commence as to each such portion on the date of their delivery by Landlord to Tenant.

4.4          Landlord’s Due Diligence Representations

Landlord hereby represents to Tenant as follows:

a.                                       As of the date of this Lease, record title to the Property is subject only to the matters set forth in Exhibit A.

b.                                      The Building has been, and Landlord’s Work in the Premises shall be, constructed in accordance with all applicable federal, state, and local laws, ordinances and regulations, free of all mechanics and materialmen’s liens.

c.                                       Landlord has no knowledge of any matters related to the environmental condition of the Property, other than as set forth in the environmental assessment referenced in Exhibit H.

ARTICLE V

USE OF PREMISES

5.1          Permitted Use

a.                                       The Premises shall be used and occupied by Tenant only for Permitted Uses and for no other purpose.

b.                                      Tenant shall conform to the following provisions during the Term of this Lease:

i.                                          Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor;

ii.                                       Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of windows and doors) or on any part of the Building outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises without the prior consent of Landlord.  Landlord will not unreasonably withhold consent for signs or lettering on the entry doors to the Premises provided such signs conform to building standards adopted by Landlord and Tenant has submitted to Landlord a plan or sketch of the sign to be placed on such entry doors.  Landlord agrees, however, to maintain a tenant directory in the lobby of the Building in which will be placed Tenant’s name and the location of the Premises in the Building.  Notwithstanding the foregoing, Tenant shall have the right, at its sole expense, to install signs with the name “Abington Savings Bank” and its corporate logo on the exterior of the Building as shown on Exhibit A-2, having the dimensions shown on Exhibit A-2, provided that (a) Landlord shall have the right to approve such signage, which approval shall not be unreasonably withheld or delayed, (b) Landlord, in cooperation with Tenant, shall be responsible for obtaining all governmental permits and approvals required therefor, (c) the installation of the signage shall conform with the requirements of Section 5.2 hereof, and (d) Tenant shall remove such signage at the expiration or earlier termination of this Lease, and shall repair all damage occasioned thereby.  Landlord hereby agrees that the only other exterior signage attached to the Building shall be (x) any signage to which Sager Electric is entitled under its Lease in the Building, and (y) signage for one additional tenant, which signage shall be in the location shown on Exhibit A-2.

iii.                                    Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building; and

iv.                                   Tenant shall not operate any cooking apparatus (except for coffee making equipment, a microwave oven, a standard size refrigerator and a sink), except in locations improved by Tenant for kitchen purposes in accordance with plans approved by Landlord therefor (which approval shall not be unreasonably withheld), or locate any vending machines, in the Premises.

5.2          Installations and Alterations by Tenant

a.                                       Tenant shall make no alterations, additions or improvements (collectively, “Improvements”) in or to the Premises without Landlord’s prior written onsent provided that subsequent to the completion of the initial Landlord work, Landlord’s consent shall not be required if such Improvements (i) re non-structural and do not exceed in the aggregate a cost of Fifty thousand ($50,000.00) or (ii) are of a decorating nature (i.e., carpeting, painting, wallpaper) irrespective of the cost. With respect to Improvements requiring Landlord’s consent, Landlord shall not unreasonably withhold, condition or delay its consent for non-structural Improvements to the Premises.  All Improvements shall:

i.                                          Be performed in a good and workmanlike manner and in compliance with all applicable laws;

ii.                                       Be made only by contractors or mechanics approved by Landlord;

iii.                                    Be made at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time designate; and

iv.                                   Become part of the Premises and the property of Landlord.

b.                                      All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises (“Tenant’s Removable Property”) shall remain the Property of Tenant and shall be removed by Tenant at any time before the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Premises and the Building caused by such removal.

c.                                       Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises.  Whenever and as often as any mechanic’s lien shall have been filed against the Property based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien.  Landlord shall have the option, but not the obligation, of removing, bonding over or paying such lien if Tenant has not done so within ten (10) days following Landlord’s notice to Tenant of the filing of the same, and any amounts paid by Landlord therefor shall be paid to Landlord within ten (10) days after invoice therefor as additional rent hereunder.

d.                                      Tenant shall not be obligated to remove at the end of the Term of this Lease (i) any Improvement unless Landlord specifies an Improvement for removal at the time Landlord consents to such Improvement or (ii) any improvements built by Landlord as part of the initial fit-up of the Premises which would customarily be considered standard tenant improvement (collectively referred to herein as “Building Standard Office Improvements”).

ARTICLE VI

ASSIGNMENT AND SUBLETTING

6.1           Prohibition

a.                                       Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, without, in each instance, having first received the express written consent of Landlord which, in the case of any subletting, will not be unreasonably withheld subject to the following conditions:  (i) Tenant is not then in default under this Lease, (ii) the proposed sublease is not to any other tenant then occupying any space in the Building or to any other party with whom Landlord is then negotiating to lease space in the Building, (iii) Tenant shall not rent the Premises at a lower rate than that which Landlord is charging for comparable space in the Building at such time, and (iv) any such sublease shall be subject to all the other provisions of this Article VI.  Tenant’s request for Landlord’s consent shall be in writing and shall contain the name and address of the proposed sublessee, the rent and other sums to be paid thereunder, the effective date of the proposed sublease and the other major business terms thereof, and the term and area of any proposed sublease.  In all other cases, Landlord’s consent may be withheld in its sole discretion.  The foregoing restrictions shall not be applicable to (i) an assignment of this Lease or a subletting of the Premises by Tenant to an entity controlling, controlled by or under common control with Tenant or (ii) an assignment of this Lease to an entity that succeeds to Tenant’s interest in this Lease by reason of merger, acquisition, consolidation or reorganization (collectively such entities are referred to herein as, “Affiliates”), provided that Tenant shall, before the effective date of such assignment to an entity described in the foregoing clause (ii), provide to Landlord evidence reasonably satisfactory to Landlord that, as of the date of such assignment, the assignee shall have a net worth equal to the greater of the net worth of Tenant as of the date of this Lease or as of the date of the assignment.  It shall be a condition of the validity of any assignment, whether with the consent of Landlord or to an Affiliate, that the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting.  No assignment or subletting shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor.

b.                                      If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance by Tenant of its obligations hereunder.  The consent by Landlord to an assignment or subletting shall in no way be construed to relieve Tenant or any successor from obtaining the express consent in writing of Landlord to any further assignment or subletting.  No assignment or subletting and no use of the Premises by a subsidiary wholly-owned by Tenant or controlling corporation of Tenant shall affect Permitted Uses.

c.                                       Except with respect to assignments of the Lease or subletting of the Premises to Affiliates, Landlord shall have the right to terminate this Lease in its entirety in the case of an assignment or with respect to the portion of the Premises that Tenant is proposing to sublet in the case of a sublease.

6.2           Excess Payments

If:

i.                                          the rent and other sums received by Tenant on account of a sublease of all or any portion of the Premises exceeds the Basic and Escalation Charges allocable to the space subject to the sublease (in the proportion of the area of such space to the entire Premises) plus actual out-of-pocket expenses incurred by Tenant in connection with Tenant’s subleasing of such space, including brokerage commissions to a licensed broker, the cost of preparing such space for occupancy by the subtenant amortized over the sublease term, and the unamortized balance, as certified by Tenant with supporting documentation reasonably approved by Landlord of (x) alterations or additions above building standard initially installed by Tenant at its expense in the Premises, and (y) other utility infrastructure installed by Tenant at its expense which will be used by the subtenant (collectively, the “Tenant Costs”), Tenant shall pay to Landlord, as an additional charge, 50% of such excess, monthly as received by Tenant; or

ii.                                       any payment received by Tenant on account of any assignment of this Lease exceeds the actual out-of-pocket expenses incurred by Tenant in connection with such assignment, including the Tenant Costs, Tenant shall pay to Landlord, as an additional charge, 50% of such excess when received by Tenant.

ARTICLE VII

RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES;

SERVICES TO BE FURNISHED BY LANDLORD

7.1           Landlord Repairs

a.                                       Except as otherwise provided in this Lease, Landlord shall keep in good order, condition and repair the roof, public areas (including common areas), exterior walls, floor slabs, the Building HVAC system (but not any special tenant HVAC system) and structure of the Building (including plumbing, mechanical and electrical systems), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the condition of glass in and about the Premises or for the doors leading to the Premises, or for any condition in the Premises or the Building caused by any act or neglect of Tenant, its invitees or contractors (in which case Tenant shall promptly effect such repairs or, at Landlord’s option, Landlord may effect such repairs and charge the entire cost thereof to Tenant as additional rent provided, however, that if, after Tenant pays the cost of such repair, Landlord receives from its insurance carrier proceeds with respect to the cost of such repairs, Landlord shall reimburse Tenant for the cost of such repairs up to the amount actually received by Landlord with respect to the same).  Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease.

b.                                      Landlord shall never be liable for any failure to make repairs which, under the provisions of this Section 7.1 or elsewhere in this Lease, Landlord has undertaken to make unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

7.2           Tenant’s Agreement

a.                                       Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the term, in such condition.  Without limitation, Tenant shall maintain and use the Premises in accordance with all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and shall, at Tenant’s own expense, obtain all permits, licenses and the like required by applicable law.  Tenant shall be responsible for the cost of repairs that may be made necessary by reason of damage to common areas in the Building by Tenant, Tenant’s independent contractors or Tenant’s invitees.

b.                                      If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s stock or business by reason thereof.  If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant shall forthwith, on demand, pay to Landlord the cost thereof as an additional charge hereunder.

7.3           Floor Load - Heavy Machinery

a.                                       Tenant shall not place a load upon any floor in the Premises exceeding 100 lbs. (live load) per square foot of Premises Rentable Area.  Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight.  Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance.  Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, which consent may include a requirement to provide insurance in such amounts as Landlord may deem reasonable.

b.                                      If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations.  Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4           Building Services

a.                                       Landlord shall, on Business Days from 7:00 a.m. to 7:00 p.m. (except on Saturdays only from 9:00 a.m. to 12:00 p.m., provided that Saturday hours for the first floor space shall be 9:00 a.m. to 5:00 p.m.) (“Normal Business Hours”), furnish heating and cooling as normal seasonal changes and the Massachusetts State Building Code may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 150 square feet of Premises Rentable Area and an electrical load not exceeding approximately ten (10) watts per square foot of Premises Rentable Area.  If Tenant shall require air conditioning, heating or ventilation outside the hours and days above specified, Landlord shall furnish such service and Tenant shall pay therefor such charges as may from time to time be in effect.  In the event Tenant introduces into the Premises personnel or equipment which exceeds the standards set forth above or in any other way interferes with the Building system’s ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord’s option, be provided by Landlord, at Tenant’s expense.  Except in the case of emergency or a scheduled closing of the Building, Landlord shall provide to Tenant (subject to reasonable security procedures which may be imposed by Landlord) access to the Building, an elevator and the loading dock twenty-four hours per day.

                                                b.             Landlord shall also provide:

i.                                          Hot water for lavatory purposes and cold water (at temperatures supplied by the Town of Weymouth) for drinking, lavatory, and toilet purposes.  If Tenant uses water for any purpose other than as set forth in the preceding sentence, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant’s water consumption for all purposes.  In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair.  Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter changes, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from Tenant as an additional charge hereunder.  All piping and other equipment and facilities required for use of water outside the Building core will be installed and maintained by Landlord at Tenant’s sole cost and expense.

ii.                                       Cleaning and janitorial services to the Premises, provided the same are kept in order by Tenant, in accordance with the cleaning standards set forth in Schedule CS attached hereto.

iii.                                    Passenger elevator service from the existing passenger elevator system in common with Landlord and other tenants of the Building.

7.5           Electricity

a.                                       Landlord shall supply electricity to the Premises to supply a requirement not to exceed approximately ten (10) watts per square foot of Premises Rentable Area and Tenant agrees in its use of the Premises not to exceed such requirement and that its total connected lighting load will not exceed the maximum from time to time permitted under applicable governmental regulations.  Except as set forth in Exhibit C, Landlord shall purchase and install all lamps, tubes, bulbs, starters and ballasts for all original fluorescent tubes within the Premises.  All other bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Landlord at Tenant’s cost and expense.  In order to assure that the foregoing requirements are not exceeded and to avert possible adverse affect on the Building’s electric system, Tenant shall not, without Landlord’s prior consent, connect any fixtures, appliances or equipment to the Building’s electric distribution system other than standard office equipment including, without limitation, personal computers, printers, photocopiers and fax machines.

b.                                      Landlord shall install at Landlord’s expense a separate meter or submeter which shall measure electric consumption (including electricity consumed in connection with the operation of the variable-air-volume (VAV) boxes used to heat and cool the Premises for after normal business hours operation) in the Premises, to be charged in accordance with Section 7.4.a above.  Tenant shall pay as additional rent all amounts billed by the applicable utility company when due directly to the utility company.  If, for any reason, such utility charges are not separately metered or submetered at any time during the Term, Tenant shall pay as additional rent all reasonably allocated charges attributable to the furnishing of electricity to the Premises.

c.                                       In the computation of Operating Costs, only the cost of electricity supplied to those portions of the Building other than those intended to be leased to tenants for their exclusive use and occupancy, or used by the Building for its own offices, i.e., only those areas which are so-called common areas, shall be included.

7.6           Interruption of Services

a.                                       Landlord reserves the right to stop the service of heating, air-conditioning, ventilating, elevator, plumbing, electricity or other mechanical systems or facilities in the Building, if necessary by reason of accident or emergency, or for repairs, alterations, replacements, additions or improvements which, in the reasonable judgment of Landlord, are desirable or necessary until said repairs, alterations, replacements, additions or improvements shall have been completed.  The exercise of such right by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to, or interruption of, Tenant’s business, or otherwise, or entitle Tenant to any abatement or diminution of rent.  Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage of any such systems or facilities pursuant to the foregoing and will use diligence to complete any such repairs, alterations, replacements, additions or improvements promptly.  Landlord shall also perform any such work in a manner designated to minimize interference with Tenant’s normal business operations.

b.                                      If Landlord shall fail to supply, or be delayed n supplying any service expressly or impliedly to be supplied under this Lease, or shall be unable to make, or be delayed n making, any repairs, alterations, additions, improvements or decorations, or shall be unable to supply, or be delayed in supplying, any equipment or fixtures, and if such failure, delay or inability shall not constitute an actual or constructive eviction, in whole or in part, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to, or interruption of, Tenant’s business, or otherwise, or entitle Tenant to any abatement or diminution of rent.

ARTICLE VIII

REAL ESTATE TAXES

8.1           Payments on Account or Real Estate Taxes

a.                                       For the purposes of this Article, the term “Tax Year” shall mean the twelve (12) month period commencing on July 1, 2003, and each twelve (12) month period thereafter during the Term of this Lease; and the term “Taxes” shall mean real estate taxes assessed with respect to the Property for any Tax Year.  “Taxes” shall exclude (a) federal, state or local income, franchise or estate taxes and (b) interest and penalties assessed by reason of Landlord’s failure to pay such real estate taxes when due (provided that Tenant makes payment to Landlord of such real estate taxes when due, otherwise Tenant shall be responsible for that portion of interest and penalties attributable to its late payment).  If any special taxes or assessment shall be levied against the Building, Landlord shall elect to pay such special tax or assessment over the longest period of time allowed by law.

b.                                      In the event that for any reason, Taxes shall be greater during any Tax Year than Base Taxes, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to:

i.              The excess of Taxes over Base Taxes, multiplied by,

ii                                          The Escalation Factor, such amount to be apportioned for any fraction of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

c.                                       Estimated payments by Tenant on account of Taxes shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent.  The monthly amount so to be paid to Landlord shall equal to one-twelfth (1/12) of the amount required to be paid (if any) by Tenant pursuant to Paragraph b. above for the preceding Tax Year.  Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant’s payment on account thereof.  If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Tax Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of real estate taxes (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord.  Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of such Taxes as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

8.2           Abatement

                                                If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year, then out of any balance remaining thereof after deducting Landlord’s expenses reasonably incurred in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of interest) multiplied by the Escalation Factor and adjusted for any partial year; provided, that in no event shall Tenant be entitled to receive more than the amount of any payments made by Tenant on account of real estate Tax increases for such Tax Year pursuant to Paragraph b. of Section 8.1.

8.3           Alternate Taxes

a.                                       If some method or type of taxation shall replace the current method of assessment of real estate taxes, or the type thereof, the Tenant agrees that Tenant shall pay an equitable share of the same computed in a fashion consistent with the method of computation herein provided, to the end that Tenant’s share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

b.                                      If a tax (other than a Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.  Landlord shall have the same rights and remedies for nonpayment by Tenant of any such amounts as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

ARTICLE IX

OPERATING EXPENSES

9.1           Definitions

For the purposes of this Article, the following terms shall have the following respective meanings:

Operating Year:  Each calendar year in which any part of the Term of this Lease shall fall.

Operating Expenses:  The aggregate costs or expenses reasonably incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Property including, without limitation, those items enumerated in Exhibit C annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than 95% of the Building Rentable Area was occupied by tenants, actual operating expenses incurred shall be reasonably extrapolated by Landlord on an item basis to the estimated operational expenses that would have been incurred if the Building were 95% occupied for such Operating Year, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Operating Year.

9.2           Tenant’s Payment

a.                                       In the event that Operating Expenses for any Operating Year shall be greater than Base Operating Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to:

i.                                          The excess of the Operating Expenses for such Year over and above Base Operating Expenses, multiplied by,

ii.                                       The Escalation Factor, such amount to be apportioned for any Operating Year in which the Commencement Date falls or the Term of this Lease ends.

b.                                      Estimated payments by Tenant on account of Operating Expenses shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent.  The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant’s required payments (if any) on account of Operating Expenses for the preceding Operating Year.  Promptly after the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Operating Year, and Landlord shall certify the accuracy thereof.  If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant’s required payment on account thereof for such Operating Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within ten (10) days after being so advised by Landlord.  Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

c.                                       Tenant shall have the right, no more often than once in an Operating Year, exercisable within ninety (90) days following the delivery to Tenant of the accounting referred to in Paragraph 9.2(b) and upon reasonable prior notice to Landlord, to inspect Landlord’s books and records relating to Operating Expenses and Taxes for the Operating Year covered by such accounting.  Only employees of Tenant, or Tenant’s certified public accountant or accounting firm (provided that such accountant or accounting firm is then responsible for Tenant’s general corporate accounting), may conduct any such inspection, which inspection shall occur at such place and time (during normal business hours) as Landlord may reasonably designate.  Tenant shall pay for all reasonable expenses incurred by Landlord in connection with, and relating directly to, Tenant’s inspection of Landlord’s books and records, provided that if such audit discloses an overpayment by Tenant of more than five percent (5%), Landlord shall reimburse Tenant for its reasonable third party costs incurred in connection with the audit.  In any event, Landlord shall reimburse Tenant the amount of any overpayment.

ARTICLE X

INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1         Tenant’s Indemnity

To the maximum extent this Agreement may be made effective according to law, Tenant agrees to indemnify and save harmless Landlord from and against all claims, actions or proceedings of whatever nature arising from any act, omission or negligence of Tenant or Tenant’s contractors, licensees agents, servants or employees or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring after the date of this Lease until the end of the Term of this Lease and thereafter, so long as Tenant is in occupancy of any part of the Premises, in or about the Premises, or arising from any accident, injury or damage occurring outside of the Premises but on the Property, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant’s agents or employees or independent contractors.  This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon, and the defense thereof.

10.2         Public Liability Insurance

Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of general liability and property damage insurance under which Landlord (and such other persons as are in privity of estate with Landlord as may be set out in notice from Landlord to Tenant from time to time) and Tenant are named as insureds, and under which the insurer agrees to indemnify and hold Landlord, and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1.  Each such policy shall be non-cancelable and non-amendable with respect to Landlord and Landlord’s said designees without twenty (20) days prior notice to Landlord and shall be in at least the amounts of the Public Liability Insurance specified in Section 1.2, and a duplicate original or certificate thereof evidencing broad form contractual liability, independent contractor’s hazard and completed operation coverage and waiver of subrogation shall be delivered to Landlord.

10.3         Tenant’s Risk

To the maximum extent this Agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Building as Tenant is herein given the right to use at Tenant’s own risk; and Landlord shall have no responsibility or liability for any loss of or damage to Tenant’s Removable Property.  The provisions of this Section shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4         Injury Caused by Third Parties

To the maximum extent this Agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by,

through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the Premises adjacent to or connecting with the Premises or any part of the Property or otherwise.

10.5         Landlord’s Insurance

Landlord shall take out and maintain throughout the Term of this Lease commercial general liability insurance for the Building and all risk fire and casualty insurance in amounts customarily carried by landlords with respect to similar buildings in the area with such policy limits as Landlord may consider appropriate.  Upon request by Tenant, Landlord shall provide a certificate evidencing the foregoing insurance.

10.6         Waiver of Subrogation

Any insurance carried by either party with respect to the Property or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured before occurrence of injury or loss.  Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

10.7         Landlord’s Indemnity

Landlord shall defend, with counsel reasonably approved by Tenant, all actions against Tenant, any partner, trustee, stockholder, officer, director, employee or beneficiary of Tenant (herein, “Indemnified Parties”) with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (a) injury to or death of any person, or damage to or loss of property, on or about the Premises or on adjoining sidewalks, streets or ways, arising from the negligence or willful misconduct of Landlord or its employees, contractors or agents, except with respect to an Indemnified Party, to the extent caused by its negligence, or (b) a breach of the representations set forth in Section 4.4.

ARTICLE XI

LANDLORD’S ACCESS TO PREMISES

11.1         Landlord’s Rights

Landlord shall have the right to enter the Premises at all reasonable hours, upon reasonable prior notice (except in case of emergency) for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right, upon reasonable prior notice to Tenant, to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or tenants of any part of the Property.

ARTICLE XII

FIRE, EMINENT DOMAIN, ETC.

12.1         Abatement of Rent

If the Premises are damaged by fire or other casualty in the Building, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant’s use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant’s use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises to the condition in which they were before such damage.  If the Premises are affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

12.2         Right of Termination

If the Premises or the Property are substantially damaged by fire or casualty (the term “substantially damaged” meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within nine (9) months from the time that repair work would commence), or, if as a result of any exercise of the right of eminent domain more than thirty percent (30%) of the Building or the Property is taken or a material portion of the parking is taken or there is a material impact on access to the Property (collectively, a “Taking”), then either party shall have the right to terminate this Lease (even if Landlord’s entire interest in the Premises may have been divested) by giving to the other party notice of such party’s election so to do within sixty (60) days after the occurrence of such casualty or the effective date of such Taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

12.3         Restoration

If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises to proper condition for Tenant’s use and occupation, provided that Landlord’s obligation shall be limited to the amount of insurance proceeds available therefor.  If, for any reason (including, without limitation, insufficiency or unavailability of insurance proceeds), such restoration shall not be substantially completed within nine (9) months from the time that repair work would commence in the case of damage by fire or casualty or from the effective date of the Taking, as applicable (which nine (9) month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord’s reasonable control, but in no event for more than an additional three (3) months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended).  Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such thirty (30) day period, Landlord substantially completes such restoration.  Such right of termination shall be Tenant’s sole and exclusive remedy at law or in equity for Landlord’s failure so to complete such restoration.

12.4         Award

Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damage to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation.  Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant’s Removable Property installed in the Premises by Tenant at Tenant’s expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord form the taking authority.

ARTICLE XIII

DEFAULT

13.1         Default

If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a “Default of Tenant”) shall happen:

a.                                       Tenant shall fail to pay the Basic Rent, Escalation Charges or other charges hereunder when due and such failure shall continue for five (5) Business Days after notice to Tenant from Landlord; or

b.                                      Tenant shall neglect or fail to perform or observe any other convenant herein contained on Tenant’s part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity but in no event shall such period exceed ninety (90) days; or

c.                                       Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

d.                                      Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

e.                                       A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of ninety (90) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of ninety (90) days (whether or not consecutive);

f.                                         Or if Tenant dissolves or is dissolved or liquidated or adopts any plan or commences any proceeding, the result of which is intended to include dissolution or liquidation;

g.                                      Then in any such case:

i.                                   If such Default of Tenant shall occur before the Commencement Date, this Lease shall ipso facto, and without further act on the part of Landlord, terminate; and

ii.                                If such Default of Tenant shall occur after the Commencement Date, Landlord may terminate this Lease by notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease (Tenant hereby waiving any rights of redemption under M.G.L. c. 186, or otherwise), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings under any federal or state law relating to bankruptcy or insolvency or reorganization or arrangement, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than the amount of the loss or damages referred to above.

13.2         Remedies

a.                                       If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

b.                                      In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been re-let, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Basic Rent, Escalation Charges and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any re-letting of the Premises, after deducting all expenses in connection with such re-letting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such re-letting. Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.  Landlord shall use commercially reasonable efforts to relet the Premises, which convenant shall be deemed satisfied by Landlord’s engagement of a commercially reputable broker to market the Premises for releasing.

c.                                       At any time after such termination, whether or not Landlord shall have collected any such current damages, Landlord may demand, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, and Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year) for what remained, over the Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period.

d.                                      In case of any Default by Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may:

i.                                          Re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same; and

ii.                                       May make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of re-letting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.  Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

e.                                       If a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in of this Section 13.1(d) or (e) with respect to the Guarantor shall constitute a Default of Tenant hereunder.

f.                                         The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

g.                                      All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys’ fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

h.                                      Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statue or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to or less than the amount of the loss or damages referred to above.

ARTICLE XIV

MISCELLANEOUS PROVISIONS AND

TENANT’S ADDITIONAL COVENANTS

14.1         Extra Hazardous Use

Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or of the Building above the standard rate applicable to premises occupied for Premitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2         Waiver

a.                                       Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other’s rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions.  The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

b.                                      No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account.  The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such a check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other  rights or remedies which Landlord may have against Tenant.

14.3         Covenant of Quiet Enjoyment

Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and other charges hereunder and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant’s part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4         Landlord’s Liability

a.                                       No owner of the Property shall be liable under this Lease except for breaches of Landlord’s obligations occurring while owner of the Property.  The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Property but not upon other assets of Landlord.  No individual partner, trustee, stockholder, officer, director, employee, member or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord’s interest in the Property in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and of the individual partners, trustees, stockholders, officers, employees, members or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

b.                                      With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord’s reasonable control, or for cause due to any act or neglect of Tenant or Tenant’s servants, agents, employees, licensees or any person claiming by, through or under Tenant, subject to the provisions of Section 10.7 above.

c.                                       In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

14.5         Notice to Mortgagee

After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder (provided Tenant shall have been furnished with the name and address of such holder), and the curing of any of Landlord’s defaults by such holder shall be treated as performance by Landlord.

14.6         Assignment of Rents and Transfer of Titles

a.                                       With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises.

b.                                      In no event shall the acquisition of title to the Property by a purchaser which, simultaneously therewith, leases the entire Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder.  In any event, this Lease shall be subject and subordinate to the lease between such purchaser-lessor and seller-lessee.  For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

c.                                       Tenant hereby agrees that, except as provided in paragraph b. of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

d.                                      Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit required by the Landlord hereunder, unless said sums have actually been received by said mortgagee as security for the tenant’s performance of this Lease.

e.                                       Tenant shall not pay rent more than one month in advance.

14.7         Rules and Regulations

Tenant shall abide by rules and regulations set forth on Exhibit A hereto and any other rules and regulations reasonably established by Landlord from time to time, it being agreed that such rules and regulations will be established and applied by Landlord in a reasonable and non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants, of similar nature to the Tenant named herein, of the Building.  Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them.

14.8         Additional Charges

If Tenant shall fail to pay when due any sums under this Lease designated as an additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9         Invalidity of Particular Provisions

If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to the extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

14.10       Provisions Binding, Etc.

Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns.  Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition.  The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

14.11       Recording

Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord’s attorneys.  In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.  Upon termination of this Lease, Tenant shall execute an instrument in recordable form acknowledging the date of termination.

14.12       Notices

Whenever, by the terms of this Lease, notices shall or may be given either to Landlord or to Tenant, such notice shall be in writing and addressed as follows:

If Intended for Landlord:

Address to Landlord at Landlord’s Original Address (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

If Intended for Tenant:

Address to Tenant at Tenant’s Original Address (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

All such notices so addressed shall be effective (i) when delivered, if hand delivered, or (ii) one (1) day after deposit with a recognized overnight delivery service or (iii) three (3) days after deposit with the U.S. Postal Service if mailed by registered or certified mail, postage prepaid, return receipt requested.

14.13       When Lease Becomes Binding

The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant.  All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto.  This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

14.14       Paragraph Headings

The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

14.15       Rights of Mortgagee

Landlord hereby represents to Tenant that the only mortgage encumbering the Property as of the date of this Lease is held by Cambridge Savings Bank.  Landlord hereby agrees to provide to Tenant a Subordination Non-Disturbance Agreement (as defined below) from Cambridge Savings Bank with respect to this Lease

Any mortgage or other voluntary lien or other encumbrance recorded subsequent to the recording of the notice of this Lease shall be subject and subordinate to this Lease unless Landlord and the holder of any such subsequent mortgage and the holders of all mortgages prior to such subsequent mortgage elect to subordinate this Lease to such subsequent mortgage and to any and all advances thereafter made thereunder and to the interest of the holder thereof in the Premises, such election to be exercisable by Landlord and all such holders by filing with the appropriate recording office (a) a notice of such election and (b) an agreement (“Subordination Non-Disturbance Agreement”) between the holder of such subsequent mortgage and Tenant, consented to by holders of all mortgages having priority over such subsequent mortgage, by the terms of which such holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such subsequent mortgage as Landlord in such event, which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of such holder and upon anyone purchasing said Premises at any foreclosure sale brought by such holder.  Tenant and Landlord agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained in this Section 14.15.  Any such subsequent mortgage to which this Lease is subordinated may contain such terms, provisions and conditions as the holder deems usual or customary.  Subject to the forgoing, in the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then this Lease shall continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its Landlord.

14.16       Status Report

Tenant shall from time to time, upon not less than fifteen (15) days prior written request by Landlord, execute, acknowledge and deliver to the Landlord a statement in writing certifying that this Lease in unmodified and in full force and effect and that there are no uncured defaults of Landlord or Tenant under this Lease, that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Base Rent, Escalation Charges and other charges hereunder and to perform its other covenants under this Lease and that there are no uncured defaults of the Landlord or Tenant under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail), and the dates to which the Base Rent, Escalation Charges and other charges hereunder have been paid.  Any such statement delivered pursuant to this Section 14.16 may be relied upon by a prospective purchaser or mortgagee of the Premises or any prospective assignee of any mortgagee of the Premises.  Failure of Tenant to respond to such request within such time shall be deemed an acknowledgment by Tenant that the facts recited in such request are correct.

14.17       Security Deposit

Tenant shall pay the security deposit identified in Section 1.2 above to Landlord upon execution and delivery of this Lease.  Landlord shall hold the same throughout the term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder.  Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord’s damages arising from any default on the part of Tenant.  If there is then existing no Default of Tenant, Landlord shall return the deposit, less so much thereof as shall have theretofore been applied in accordance with the terms of this Section 14.17, to Tenant on the expiration or earlier termination of the Term of this Lease and surrender of possession of the Premises by Tenant to Landlord at such time.  While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds.  If Landlord conveys Landlord’s interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord’s grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 14.17, and the return thereof in accordance herewith.  The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder.

14.18       Remedying Defaults; Late Payments

If Tenant shall at any time default in the performance of any obligation under this Lease after the expiration of the grace period set forth in Section 13.b above (except in case of emergency, in which case Landlord may act immediately), Landlord shall have the right, but not the obligation, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance is made in the Lease with respect to such default.  In performing such obligation, Landlord may make any payment of money or perform any other act.  In the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the prime rate in effect from time to time, as published in the Wall Street Journal (but in no event less than 18% per annum or more than the maximum rate allowed by law), as an additional charge.  Any payment of Basic Rent, Escalation Charges or other charges payable hereunder not paid when due shall bear interest at a rate equal to 3% over the prime rate in effect from time to time, as published in the Wall Street Journal (but in no event less than 18% per annum or more than the maximum rate allowed by law) from the due date thereof, as an additional charge.

14.19       Holding Over

Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to 1 1/2 times the Basic Rent plus Escalation Charges and other charges herein provided (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease as far as applicable.

14.20       Waiver of Subrogation

Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though extra premium may result therefrom) Landlord and Tenant mutually agree that, with respect to any hazard, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.

14.21       Surrender of Premises

Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises before or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration.  Tenant shall remove all of Tenant’s Removable Property and (i) to the extent specified by Landlord pursuant to Paragraph 5.2, all Improvements made by Tenant and (ii) with respect to improvements made by Tenant not requiring Landlord’s consent; and Tenant shall repair any damages to the Premises or the

Building caused by such removal.  Notwithstanding anything in this Lease to the contrary, Tenant shall have no obligation to remove Building Standard Office Improvements from the Premises.  Any of Tenant’s Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may disposed of in such manner as Landlord may see fit, at Tenant’s sole cost and expense.

14.22       Brokerage

Tenant warrants and represents that Tenant has dealt with no broker except Peter Elliot LLC in connection with the consummation of this Lease and, in the event of any other brokerage claims against Landlord predicated upon a broker’s dealings with Tenant in connection with this Lease, Tenant agrees to defend the same and indemnify Landlord against any such claim.  Landlord shall pay the commission of Peter Elliot LLC a in accordance with the separate written agreement between Landlord and Peter Elliot LLC.

14.23       Environmental Compliance

Tenant shall not cause any hazardous or toxic wastes, hazardous or toxic substances or hazardous or toxic materials (collectively, “Hazardous Materials”) to be used, generated, stored or disposed of on, under or about, or transported to or from, the Premises (collectively, “Hazardous Materials Activities”) without first receiving Landlord’s written consent, which may be withheld for any reason and revoked at any time.  If Landlord consents to any such Hazardous Materials Activities, Tenant shall conduct them in strict compliance (at Tenant’s expense) with all applicable Regulations, as hereinafter defined, and using all necessary and appropriate precautions.  Landlord shall not be liable to Tenant for any Hazardous Materials Activities by Tenant, Tenant’s employees, agents, contractors, licensees or invitees, whether or not consented to by Landlord. Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from and against any claims, damages, costs and liabilities, arising out of Tenant’s Hazardous Materials Activities.  For purposes hereof, Hazardous Materials shall include but not be limited to substances defined as “hazardous substances,” “toxic substances,” or “hazardous wastes” in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the federal Hazardous Materials Transportation Act, as amended; and the federal Resource Conservation and Recovery Act, as amended (“RCRA”); those substances defined as “hazardous wastes” in the Massachusetts Hazardous Waste Facility Siting Act, as amended (Massachusetts General Laws Chapter 21D); those substances defined as “hazardous materials”, or “oil” in Massachusetts General Laws Chapter 21E, as amended; and as such substances are defined in any regulations adopted and publications promulgated pursuant to said laws (collectively, “Regulations”).  Before using, storing or maintaining any Hazardous Materials on or about the Premises, Tenant shall provide Landlord with a list of the types and quantities thereof, and shall update such list as necessary for continued accuracy.  Tenant shall also provide Landlord with a copy of any Hazardous Materials inventory statement required by any applicable Regulations, and any update filed in accordance with any applicable Regulations.  If Tenant’s activities violate or create a risk of violation of any Regulations, Tenant shall cease such activities immediately upon notice from Landlord.  Tenant shall immediately notify Landlord both by telephone and in writing of any spill or unauthorized discharge of Hazardous Materials or of any condition constituting an imminent hazard under any Regulations.  Landlord, Landlord’s representatives and employees may enter the Premises at any time during the Term to inspect Tenant’s compliance herewith, and may disclose any violation of any Regulations to any governmental agency with jurisdiction.  Nothing herein shall prohibit Tenant from using minimal quantities of cleaning fluid and office supplies which may constitute Hazardous Materials but which are customarily present in premises devoted to office use, provided that such use is in compliance with all applicable laws and subject to all of the other provisions of this Section 14.23.

14.24       Exhibits

Exhibits A, B, C, D, E, F and G attached hereto are hereby incorporated by reference as fully as if set forth herein in full.

14.25       Governing Law

This Lease shall be governed exclusively by the provisions hereof and by the Laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

14.26       Evidence of Authority.

Landlord and Tenant each represent and warrant to the other party that it has all legal power and authority to execute this Lease; and to perform its respective obligations hereunder.

ARTICLE XV

DETERMINATION OF FAIR MARKET RENT AND TENANT OPTIONS TO EXTEND

15.1         Fair Market Rent.

Whenever any provision of this Lease provides that the Fair Market Rent shall be calculated, it shall mean that the fair rent for the Premises as of the commencement of the period in question under market conditions then existing shall be determined.  Fair Market Rent shall be determined by agreement between Landlord and Tenant, but if Landlord and Tenant are unable to agree upon the Fair Market rent within twenty (20) days after the date on which Tenant delivers notice of its exercise of its option to extend under Section 15.2 below, then the Fair Market Rent shall be determined by appraisal made as hereinafter provided by a board of three (3) reputable independent commercial real estate appraisers or brokers, each of whom shall have at least ten years of experience in the eastern Massachusetts rental market for comparable properties and each of whom is hereinafter referred to as “appraiser”.  Tenant and Landlord shall each appoint one such appraiser and the two appraisers so appointed shall appoint the third appraiser.  The cost and expenses of each appraiser appointed separately by Tenant and Landlord shall be borne by the party who appointed the appraiser.  The cost and expenses of the third appraiser shall be shared equally by Tenant and Landlord.  Landlord and Tenant shall appoint their respective appraisers within fifteen (15) days after the expiration of such twenty (20) day period, and shall designate the appraisers so appointed by notice to the other party.  The two appraisers so appointed and designated shall appoint the third appraiser within fifteen (15) days after their appointment, and shall designate such appraiser by notice to Landlord and Tenant.  The board of three appraisers shall determine the Fair Market Rent of the space in question as of the commencement of the period to which the Fair Market Rent shall apply and shall notify Landlord and Tenant of their determinations within thirty (30) days of their appointment.  If the determinations of the Fair Market Rent of any two or all three of the appraisers shall be identical in amount, said amount shall be deemed to be the Fair Market Rent of the Premises.  If the determinations of all three appraisers shall be different in amount, the average of the two values nearest in amount shall be deemed the Fair Market Rent.  Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the period specified above (such party referred to hereinafter as the “failing party”), the other party may serve notice on the failing party requiring the failing party to appoint its appraiser within five (5) days of the giving of such notice and if the failing party shall not respond by appointment of its appraiser within said five (5) day period, then the appraiser appointed by the other party shall be the sole appraiser hereunder.  Tenant shall have the option, exercisable by written notice to Landlord within ten (10) days after determination of Fair Market Rent hereunder, to rescind its exercise of its option to extend under Section 15.2 below, in which event this Lease shall expire at the end of the then current Term.  If Tenant does not timely deliver such notice of rescission, the determination of Fair Market Rent by the appraisers hereunder shall be final and binding upon the parties.

15.2         Options to Extend

Tenant shall have the right and option to extend the Term for two (2) additional periods (each, an “Extension Term”), in the case of the first Extension Term, commencing the day after the expiration of the Initial Term, and ending on the fifth anniversary of the expiration of the Initial Term, and in the case of the second Extension Term, commencing the day after the expiration of the first Extension Term and ending on the fifth anniversary of the expiration of the first Extension Term, provided that Tenant shall give Landlord notice of Tenant’s exercise of each such option no more than eighteen (18) months and no less than fifteen (15) months prior to the expiration of the then current Term, and provided further that Tenant shall not be in default at the time of giving such notice or  at the commencement of the Extension Term in the performance or observance of any of the terms and provisions of this Lease on the part of the Tenant to be performed or observed.  Landlord shall deliver to Tenant at least thirty (30) days and no more than sixty (60) days a reminder notice of its right to extend the Term hereunder, provided that any delay in delivery of such notice after the sixteenth (16th) month prior to the expiration of the then current term shall result in a corresponding delay in all dates under this Article XV.  Prior to the exercise by Tenant of the first such option, the expression “Term” shall mean the Initial Term, and after the exercise by Tenant of the subsequent option, the expression “Term” shall mean the Term as it has been then extended.  All of the terms, covenants, conditions, provisions and agreements in this Lease contained shall be applicable to the then Extended Term, except as hereinafter set forth.  If Tenant shall give notice of its exercise of this option to extend in the manner and within the time period provided aforesaid, the Term shall be extended upon the giving of such notice without the requirement of any further action on the part of either Landlord or Tenant.  If Tenant shall fail to give timely notice of the exercise of any such option as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions.  It is a condition of the exercise of the second Extension Term that Tenant shall have exercised its option for the first Extension Term.  The Annual Basic Rent Rate payable during each Extension Term shall be the greater of (a) the Annual Basic Rent Rate for the last year of the Initial Term, in the case of the first Extension Term, and for the last year of the first Extension Term, in the case of the second Extension Term, or (b) the Fair Market Rent determined in accordance with Section 15.1 above, increased in the case of either (a) or (b) by Fair Market Rent step increases as determined in accordance with Section 15.1 above, on each anniversary of the extension of the Term.

ARTICLE XVI

RIGHT OF EXPANSION

Provided that Tenant shall not be in default in the performance or observance of any of the terms and provisions of this Lease on the part of the Tenant to be performed or observed, Tenant shall have a right of first offer to expand into the remaining space on the first floor of the Building on the same terms and conditions as the Premises demised hereunder on the terms set forth herein, provided that (a) if such right is exercised within six (6) months after the Commencement Date, the Annual Basic Rent for such space shall be the rate set forth in Section 1.2 above, and Landlord shall provide to Tenant the same scope of Landlord’s Work as is provided for the Premises under Article IV above, and (b) if such right is exercised thereafter, the Annual Basic Rent for such space shall be the Fair Market Rent determined in accordance with Section 15.1 above, and Landlord shall only be obligated to provide Landlord’s Work to the extent determined to be the market standard therefor, as determined in accordance with Section 15.1 above.  Landlord shall provide written notice of the availability of the space to Tenant.  If Tenant fails to accept Landlord’s offer on the terms set forth therein within fifteen (15) business days from delivery of Landlord’s notice, Tenant shall have no further rights hereunder, time being of the essence of the foregoing provisions.  This right of first offer is intended to be outstanding until the first floor space has been leased, whether to Tenant or a third party, after which this Article XVI shall have no further force or effect.  In the event that Tenant provides timely written acceptance of Landlord’s offer, the parties shall enter into an amendment to this Lease which incorporates the offered space into the Premises on the terms set forth herein.

ARTICLE XVII

LEASING RESTRICTION

Landlord hereby agrees with Tenant that Landlord shall not enter into a lease of (a) more than 1,000 square feet of space in the Building with a residential mortgage company, or (b) more than 5,000 square feet of space in the Building with another bank, without the express written consent of Abington Savings Bank, provided that this restriction shall expire and have no further force or effect during the last twelve (12) months of the Term (unless Tenant shall have exercised any then existing options to extend the Term pursuant to Article XV, in which event this restriction shall remain in effect until the last twelve (12) months of the Term as so extended).

[Signatures on Next Page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

LANDLORD:		TENANT:
LIBBEY PARK LLC		ABINGTON SAVINGS BANK

By:	CAMPANELLI WEYMOUTH ILLC

By:	Campanelli Associates II Limited Partnership, its member

By:	Campanelli Associates II Corporation, general partner

By:	/s/ Daniel R DeMarco	By:	/s/ Kevin M. Tierney
Name: Daniel R. DeMarco			Name: Kevin M. Tierney
Title: President			Title: Executive VP & Chief Operating Officer

EXHIBITS

Exhibit A:	The Land and Title Encumbrances

Exhibit A-1:	Location of Reserved Parking Spaces

Exhibit A-2:	Locations and Dimensions of Signage

Exhibit A-3:	Location of Rooftop Equipment

Exhibit B:	Floor Plan

Exhibit C:	Landlord’s Work

Exhibit D:	Schedule

Exhibit E:	Cleaning Specifications

Exhibit F:	Items Included in Operating Expenses

Exhibit G:	Rules and Regulations

EXHIBIT “C”

03/25/2002

Landlord’s Work

FOR

[LOGO] ABINGTON SAVINGS BANK

In

100,000 SF

Weymouth Woods Office Building

AT

Libby Industrial Parkway

Weymouth, MA

Campanelli

Companies

TABLE OF CONTENTS

PART I

1.1	General
1.2	Site
1.3	Structure
1.4	Roof System
1.5	Interior Finish
1.6	Doors and Hardware
1.7	Fire Protection
1.8	Plumbing Systems
1.9	Heating, Ventilating and Air Conditioning
1.10	Electrical
1.11	Elevators
1.12	Guarantees

PART II

2.1	Tenant’s Build Out (Landlord’s Work)

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1.1 GENERAL

A.                                   The office building shall have 100,000 square feet of gross floor area.  There shall be four (4) floors as indicated in the floor plans “FP1”, “FP2”, “FP3” and “FP4”. The Abington Savings space consists of a total of 34,640 rentable square feet as follows;

1st Floor	9,565 r.s.f

4th Floor	25,075 r.s.f

Total	34,640 r.s.f

B.                                     The site layout shall be in accordance with the attached Exhibit “A-1”, including 4 reserved parking spaces at the front of the building marked “Abington Savings Bank Reserved”.

C.                                     All engineering design and inspection work involved in this project shall be done by competent, registered architects and engineers selected by Campanelli.

D.                                    All construction shall be in accordance with state and local codes and recognized standards which apply to the type of work involved in this project.

E.                                      All labor in connection with this work shall be open shop done by skilled craftsmen normally employed by the various construction trades.  All materials specified are to be new and are intended to set a quality standard.

1.2  SITE

A.                                   Sanitary sewer and storm sewer shall be properly designed and constructed to adequately service the building and the site.

B.                                     Domestic and fire protection water shall be adequately sized and connected directly to the existing town water main in Libby Industrial Parkway, in accordance with state and local codes.

C.                                     Gas and electric, telephone and fire alarm utilities of proper size shall be brought to the building and distributed by the Landlord.  Services shall be sized to accommodate typical office use requirements.

1.3 STRUCTURE

A.            Foundation, walls and footings shall be reinforced concrete.

B.                                     Floor slabs shall be concrete and designed for live loads as follows: First floor/ground floor - 150 P.S.F.; upper floors 100 P.S.F.  Additional floor load capacity if required for Tenant’s use and or equipment shall be by Tenant.

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C.                                     Structural frame shall be of composite construction consisting of steel columns, beams, joists, and or purlins.  Floor to floor height shall be 15’-4” from ground floor 15’-4” to second floor and 14’-8”‘ at all others.

D.                                    Exterior skin shall be constructed to provide a thermal insulation barrier in accordance with the Commonwealth of Massachusetts Energy Code.  All aluminum shall be of a thermal break design. All glass shall be 1” insulating type and shall incorporate solar tinting or structural solar shading.

1.4 ROOF SYSTEM

A.            The roof shall be insulated per the Massachusetts Building Code.  Roofing type to be fully adhered single ply Carlisle EPDM rubber membrane or equal.

1.5 INTERIOR FINISH

A.            INTERIOR WALL SURFACES:

All corridor and rated walls (except areas which may be exposed masonry) shall    be drywall on 3 5/8” metal studs at 16” on center, taped and sanded, ready to receive finish treatment.  All other partitions shall be 1/2” drywall on 3-1/2” metal studs at 16” O.C., taped and sanded to receive finish treatment.  All corners to receive corner beads.  The common corridor wall shall extended to the slab above and be insulated with sound attenuating blankets.

1.                                       All walls are to receive a prime and finish coats as required for complete coverage.  Paint colors in leased areas as selected by Tenant.

2.                                       Interior columns are to be boxed in and finished as per wall specifications.

3.                                       Toilet areas shall receive full height ceramic tile on all walls, with acoustic board ceilings, steel toilet partitions with baked enamel finish.

B.            INTERIOR FLOOR SURFACES:

1.                                       Toilet areas shall receive ceramic tile with marble threshold.

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2.                                       Lobby floor to be tile, color and style to be selected by Landlord’s architect.

3.                                       All other common areas and corridors to have carpet, color and style to be selected by Landlord’s architect.

4.                                       Service corridors to be VCT.

5.                                       Service dock and equipment rooms to be exposed concrete.

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C.            CEILINGS:

Ceilings in lobby and corridor areas to be 2’x2’x 3/4” Armstrong Cortega textured acoustic lay-in tile, Armstrong Second Look II or equal, in an exposed inverted T suspension system.  Clear height to finished ceiling shall be 9’ minimum unless otherwise specified.

D.            SPECIAL INTERIOR FEATURES:

1.                                       Selected interior partitions shall receive fiberglass batt sound insulation as follows:

a.                                       Core area walls including restrooms, mechanical rooms, and demising walls.

1.6 DOORS AND HARDWARE

A.                                   All common corridor doors shall be solid core, oak veneer, stained and finished with clear polyurethane. The frames for these doors shall be painted metal. Interior doors shall be similar 3’ -0” x 7’ -0” x 1-3/4” doors in metal frames.

1.                                       All doors shall be rated as required by code.

2.                                       All hardware will be commercial duty, Best Brand or equal to receive Best Brand cores.  Installation to include construction cores.  Keying of within tenant spaces is by Tenant.

3.                                       All common corridor doors shall receive one and one-half pair of heavy- duty hinges, closer and lever-type handles.  General office doors to receive one and half pair of butts and medium duty cylindrical lever type latch sets.

4.                                       All doors shall receive stops and checks are required.

1.7 FIRE PROTECTION

A.                                   Fire sprinkler system shall be wet-type covering the entire building in accordance with requirements of local codes and local fire department.  Sprinkler heads in common areas shall be drop down type with flat cover matching ceiling color all others; chrome pendant with chrome escutcheons.

B.                                     Fire alarm pull stations, horns, smoke detectors, and hose stations shall be installed in accordance with the requirements of local codes as approved by the local governing fire department.

C.                                     Central alarm supervision for fire protection shall be brought to an annunciator panel as required by code.

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1.8 PLUMBING SYSTEMS

A.                                   Common toilet areas complying with ADA requirements shall be provided for both sexes on each floor.

B.                                     One (1) electric water coolers will be provided at each floor, located to be accessible by all Tenants.

C.                                     Toilets shall have flushometer type fixtures, wall hung.  Hot and cold water supply shall be provided to all lavatories and janitor sinks.  There shall be one (1) janitor’s closet and janitors sink per floor.

D.                                    Provide wall cleanouts for toilet headers on every floor.

E.                                      Hot water will be supplied from janitors room on each floor with electric water heaters.

1.9 HEATING, VENTILATING AND AIR CONDITIONING

A.            Design conditions shall be in accordance with the Massachusetts Energy Code as follows:

1.                                       Winter - Heating shall be designed to produce an inside temperature of 72 degrees F., coincident with an outside temperature of 6 degrees F.

2.                                       Summer - Cooling shall be designed to produce an inside temperature of 72 degrees F., dry bulb, maximum 65 degrees F. wet bulb, coincident with an outside temperature of 87 degrees F. and 50% relative humidity, dry bulb and 74 degrees F. wet bulb.

3.                                       Fresh air shall be provided in accordance with state code.

B.            General

1.                                       The facility will be designed in accordance with applicable National, State and local codes.  These codes include, but are not limited to, BOCA Building Code, NFPA Standards and ASHRAE Guides.

2.                                       The spaces within the building will be mechanically heated, cooled and ventilated, where required, in accordance with the above codes and good practice.

3.                                       In general, conditioned air and heating by VAV rooftop DX evaporative condensing air handling units.  The units will be located on the roof directly over duct shafts. Heating will be by gas fired hot water located in the Mechanical Room.

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C.            Air Handling Units

1.                                       The building will be provided with multiple VAV rooftop DX evaporative condensing air handling units.

2.                                       Each unit will include return fan, pre-filters, supply fan, cooling coil, gas fired heating section, down discharge section an evaporative condenser section.  Units will be double wall construction with no exposed insulating materials.

3.                                       Each unit’s supply and return fan shall be capable of delivering variable air volume by means of variable frequency drives.

4.                                       The units will be located on the roof directly over duct shafts. Each unit shall have 12” high roof curbs.

5.                                       All air handling units will have outside air economizer capability.

6.                                       Air serving the following areas will be exhausted to the outdoors via separate exhaust fans: Toilet Rooms, Mechanical Room, Electric Rooms and Janitors closets. Any special exhaust system required for tenant equipment or systems shall be by the tenant.

D.            Supply and Return Air Distribution System

1.                                       All supply air will be distributed through medium pressure to fan powered air terminal devices and ductwork air diffusers. Ductwork will be distributed to serve all occupied spaces.  Supply air ductwork will be thermally insulated.  Ductwork will be acoustically lined downstream of all terminal units and within 20 feet upstream and downstream of all fans, including plenums.

2.                                       Each floor shall be provided with a supply air ring duct.  Return air will be via return air plenum.

3.                                       All areas shall be provided with constant volume, pressure independent fan powered terminal boxes with hot water heating coils.

E.             Hot Water System

1.                                       To handle the heating load, gas fired hot water boilers sized at 67% of total load each, will be provided. Hot water will be piped to reheat coils in fan powered terminals.

2.                                       The system will include the boilers, two circulation pumps, distribution piping, reheat coils, valves and accessories, expansion tank, controls and flue stacks.

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3.                                       Combustion air ventilation will be provided for the boiler room via wall louvers.

4.                                       The boilers will be located in the Mechanical Room.

F.                                      Automatic Temperature Controls

1.                                       Building will be provided with a new computer based automatic temperature control system (DDC) that will control multiple functions/systems to maintain proper environmental conditioners at all times.

2.                                       The rooftop air handling units will be provided with controls to discharge air temperature, modulate supply, return and outside air volume, control and optimization of energy management as appropriate.

3.                                       Zones will be controlled to specified temperature through local zone sensors.

4.                                       Exhaust fans will be interlocked to run with associated supply air handling unit.

G.                                     Sound & Vibration Control

1.                                       All mechanical equipment, ductwork and piping shall be seismically restrained per BOCA.

2.                                       Pumps will be mounted on inertial blocks and spring isolators.

3.                                       Air distribution systems will be provided with central acoustical silencers on all supply main ducts and return section of roof curbs.

4.                                       Other equipment will be treated as required to maintain required level of noise and vibration.

H.                                    Specialty Spaces/Systems

1.                                       All other entryways will have hot water floor mounted cabinet unit heaters.

2.                                       Mechanical Room will have ceiling mounted horizontal hot water unit heaters.

3.                                       Any specialty cooling required for tenant equipment, Computer Room, Tel Com Rooms shall be separate split system air conditioning systems shall be by the tenant at locations approved by the Landlord.

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1.10  ELECTRICAL

A.                                   General illumination in corridors, lobbies and common areas will be provided through 2 ‘ x 4 ‘ , three lamp recessed fluorescent troffers with parabolic reflectors with T-8 lamps and electronic ballasts.  Accent and wall wash lighting will be provided in Lobbies, and waiting areas.

C.                                     120/208V and (1) 480/277V power panels connected to Building power shall be provided, sufficient to provided ten (10) watts of power per square foot of floor area for tenant use beyond lighting and HVAC requirements.

D.                                    Telephone System:  Tenant will supply and install all telephone wiring.  Landlord will provide conduit to suitable central telephone closet location on each floor.  All telephone wiring shall be run above corridor ceilings only within dedicated spaces allocated by the Landlord.

E.                                      Security System: a card key access system shall be installed to control general building access only.

F.                                      Emergency Power Generator:

1.                                  The emergency power generator shall be sized to accommodate building life safety requirements.

2.                                  Additional emergency/backup power shall be by tenant.

1.11  ELEVATORS

A.                                   Vertical passenger transportation will be provided by means of two (2) hydraulic passenger elevators at 3,000 pounds capacity each.  Stops at each floor.

1.                                  Speed 150 feet per minute minimum, in accordance with industry standard.

2.                                  Cab standard package.

B.                                     Vertical service transportation will be provided by means of (1) 4,500 lb. 125 feet per minute hydraulic passenger/service elevator shall be provided with stops at each floor.

1.12  GUARANTEES

A.                                   The Landlord guarantees against all defects in materials and workmanship for a period of twenty four (24) months from the date of initial occupancy.

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PART II

2.1  TENANT FITUP

A.                          GENERAL

Landlord shall approve the construction documentation and the construction of Tenant Improvements (“Landlord’s Work”) in accordance with mutually approved preliminary space plans as provided by Tenant, prepared by DRL Assoc. Inc., dated 3/09/2002.  These preliminary space plans are basic in nature and are intended only to give guidance to Landlord’s architect/engineer in preparing full permit/construction documentation and plans.

General Contractor:  The general contractor shall be Campanelli Associates Construction Corporation.

The Landlord, its general contractor and the subcontractors agree to furnish all the material and perform all work necessary to complete the construction and execution of Landlord’s Work to the Premises and to render Premises acceptable for occupancy by the Tenant and to furnish all architectural, engineering and contracting services, structures, equipment, working/permit drawings, labor, materials, taxes and other facilities and to do all other things necessary, proper or incidental thereto, all in strict accordance with Landlord’s Work and any future changes thereto.

Landlord agrees to execute all Landlord’s Work in compliance with all applicable building, zoning, fire department, utility company(s) and telephone company rules/regulations, requirement or ordinances and provide when required all materials, labor, permits, inspections, approvals and the like, for all work, including but not limited to: structural, electrical, plumbing, sprinklers, heating, ventilating, air conditioning, security, ingress and egress.

Tenant shall approve all working drawings and finishes prior to commencement of construction.  Tenant shall appoint an individual as Tenant’s Representative to make decisions or changes to the plan.  The general contractor shall submit shop drawings and data sheets for all fabricated items and equipment, and samples of all finishes to Tenant’s Representative for approval prior to installation.  No extra work, change, amendment, revision or other directive shall be made unless so ordered and authorized in writing by the Tenant’s Representative.

Landlord to provide Tenant with copies of “Certificate of Occupancy” or “Temporary Certificate of Occupancy”.

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B.            OFFICE AREAS

Tenant improvements shall be constructed generally as shown on the preliminary space plans as referenced in section A above, and as more specifically described below.

1.                                       Drywall partitions shall be provided per the preliminary space plans.  Partition height shall be 10’ , unless otherwise noted.

Partitions shall be steel studs with 5/8” gypsum drywall each side taped and painted.

a.                                       Wallboard shall comply with Federal Specifications SS-L-30d and furnished in 48 inch widths and in such lengths as will result in a minimum number of joints.

b.                                      Steel studs and tracks shall be channel type, zinc coated.

c.                                       Walls of offices abutting mechanical rooms, toilets, elevators, lobbies, copy rooms, vending rooms and demising partitions shall be full height to the ceiling deck and shall receive fiberglass batt sound insulation.

2.                                       Interior glass and glazing allowance shall include a total of 150 sq. ft. of interior glass/sidelights.

3.                                       Ceilings shall be 24” x 48” x 3/4” on suspended metal grid at 9’ height, Armstrong Second Look Tile II or equal.

a.                                       Acoustical materials shall be installed in accordance with procedure endorsed by Acoustical and Insulating Materials Association.  Suspension shall be installed in accordance with ASTM C636.

b.                                      A total of 5% of the gross ceiling area shall be drywall soffit construction.

4.                                       Flooring (except as otherwise specified) shall be provided as follows:

a.                                       Office areas, with a carpet material allowance of $15.00/SY

b.                                      Lunch room and coffee station floors (590 SF) shall be Vinyl Composition Tile (VCT).

c.                                       Lobby flooring allowance is carried at $15.00 per sq. ft. over 480 sq. ft.

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5.                                       Interior passage doors exclusive of core area doors, shall be provided the preliminary space plans.

Interior passage doors, shall be 1-3/4” solid core, oak veneer, stained and finished with clear polyurethane, in metal frames.

a.                                       All hardware will be commercial duty, Best Brand or equal to receive Best Brand cores.  Installation to include construction cores.  Keying of within tenant spaces is by Tenant.

6.                                       Glass entrance doors shall be provided at the following locations:

a.                                       Single door at first floor branch bank.

b.                                      Double door at the first floor bank office area.

c.                                       Double door at the forth floor board room entrance.

7.                                       Painting and wall coverings; all interior partitions, door frames and trim shall be painted a primer and 2 finish coats.  An allowance for wall coverings beyond paint has been included at the rate of $0.10/rentable sq. ft.

8.                                       Electrical; Building power shall be provided to the tenant space, sufficient to provided ten (10) watts of power per square foot of floor area for tenant use beyond lighting and HVAC requirements.

a.                                       General illumination will be provided through 2 ' x 4 ' , three lamp recessed fluorescent troffers with parabolic reflectors with T-8 lamps and electronic ballasts, so as to provide a lighting level of 70 foot candles measured at desk height.

b.                                      120 V. duplex receptacles in the office area shall be provided in partitions at the rate 1 per each 15 linear feet of wall space in private offices and at the rate of one outlet per 150 sf in open areas.

c.                                       Emergency lighting shall be provided in accordance with state and local codes.

d.                                      A fire alarm system shall be provided per state and local code requirements.

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9.                                       HVAC controls and final distribution shall be designed to accommodate the tenant space based upon the above described partition density.  See article IX for performance design specifications.

a.                                       Office areas shall have a plenum type return air system.

b.                                      Any special exhaust system required for tenant equipment or systems shall be by the tenant.

c.                                       Zones will be controlled to specified temperature through local zone sensors.

d.                                      Any specialty cooling required for tenant equipment, Computer Room, Tel Com Rooms shall be separate split system air conditioning systems and shall be by the tenant at locations approved by the Landlord.

10.                                 Plumbing shall be provided for the kitchen area, including one (1) with sink, and Tenant supplied dishwasher.

11.                                 Window blinds shall be provided on all exterior windows as manufactured by Laserlite, model V-3000, color #136 white.  Tenant may select either solid or perforated slats.

12.                                 Floor load capacity upgrades required by Tenant’s use and or equipment are excluded, and if required shall be by Tenant.

C.            ALLOWANCES

The following allowances are included in Landlord’s Work:

1.	Carpet Material allowance $15.00/ sq. yd.;	$46,800.00

2.	Special wall treatments beyond paint @ $0.10/sq. ft. of rentable floor area;	$3,269.00

3.	Interior glass and glazing (approx. 150 sq. ft.;)	$3,000.00

4.	Lobby flooring allowance @ $15.00 (480 sq. ft.)	$7,200.00

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